Exhibit 21.  Securities of Registrant

                                                    Year          Percentage
                               Jurisdiction       Acquired         of Voting
Name of Subsidiary           of Incorporation     or Formed    Securities Owned
------------------           ----------------     ---------    ----------------
ASI Data Services Inc.            Maine             1993             100%

Northeast Savings Bank,           Maine             1987             100%
F.S.B. (and its 100% owned
subsidiary, Northeast
Financial Service Corp. and
100% owned second tier
subsidiary, First New England
Benefits, Inc.)